UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2009

GENETHERA, INC.

(Exact name of Registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-27237 (Commission File Number)	65-0622463 (IRS Employer Identification No.)

5255 Marshall Street, Arvada, CO (Address of principal executive offices)		80002 (Zip Code)

Registrant's telephone number, including area code (303) 463-6371

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 31, 2009, GeneThera, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) to report the change in the Company’s certifying accountant. This Form 8-K/A amends the initial 8-K. The purpose of this amendment is to respond to certain comments received by us from the Staff Accountant of the Securities and Exchange Commission in connection with its review of the initial 8-K.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective May 27, 2009, the client auditor relationship between the Company and W.T. Uniack & CO. CPA’s, P.C. (“Uniack”) was terminated as Uniack was dismissed by the Company. Effective July 22, 2009, the Company engaged Malone-Bailey, P.C. (“Malone”) as its principal independent registered public accountant for the fiscal year ended December 31, 2009. The decision to change accountants was recommended, approved and ratified by the Company’s Board of Directors effective May 27, 2009.

Uniack was engaged on or around November 10, 2008.

Uniack’s report on the financial statements of the Company for the fiscal years ended December 31, 2008 and 2007, and any later interim period, including the interim period up to and including the date the relationship with Uniack ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s fiscal years ended December 31, 2008 and December 31, 2007, there were no disagreements between Uniack and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Uniack would have caused Uniack to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements. The disagreement between Uniack and the Company is his dismissal. It had nothing to do with the abovementioned matters. A Uniack claim that he did not review the first Form 10-Q is untrue. Uniack reviewed such filing. Our accountant, CPA and the CFO have proof of such approval via phone calls and emails sent to and from Uniack’s auditing firm.

There have been no reportable events as provided in Item 304(a)(1)(iv) of Regulation S-K during the Company’s fiscal years ended December 31, 2008 and December 31, 2007, and any later interim period, including the interim period up to and including the date the relationship with Uniack ended.

The Company has authorized Uniack to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company’s independent registered accountant. The Company has requested that Uniack review the disclosure and Uniack has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

Albeck Financial Services will be performing the drafting of financial statements for SEC reporting purposes and preparing the schedules to be used by our Company and the Malone-Bailey, P.C. auditing firm. The Company is aware that the delay in filing within 4 business days this Form 8-K reflecting the dismissal of our former auditors may impact our eligibility requirements for filing Form S-3.

Prior to July 22, 2009, the date that Malone was retained as the principal independent accountants:

(i)

The Company did not consult with Malone regarding either the application of accounting principles to a specified transaction, either completed or proposed , or the type of audit opinion that might be rendered on the Company’s financial statements;

(ii)

Neither a written report nor oral advice was provided to the Company by Malone that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(iii)

The Company did not consult Malone regarding any matter that was either the subject of a ‘disagreement’ (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

16. Letter from W. T. Uniack & Co. CPA’s, PC to the Securities and Exchange

      Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

October 7, 2009		GENETHERA, INC.

	By:	/s/ Tannya L. Irizarry Tannya L. Irizarry Chief Financial Officer Interim